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                                                                    EXHIBIT 23.3

                              [NSA II LETTERHEAD]


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


We hereby consent to the incorporation by reference on Form 10-K/A of Calpine Corporation (the "Company") and to the references to this firm for the Company's estimated domestic proved reserves contained on Form 10-K/A for the year ended December 31, 2003.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        Very truly yours,

                                        /s/ Danny D. Simmons
                                        -------------------------
                                        Danny D. Simmons
                                        Executive Vice President

Houston, Texas
September 10, 2004




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